Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-280580 and No. 333-282062) on Form F-3 and the Registration Statement (No 333-261757) on Form S-8 of our report dated March 31, 2025, with respect to the consolidated financial statements of GDEV Inc.

/s/ KPMG Certified Auditors S.A.

Athens, Greece
March 31, 2026